EXHIBIT 10.7

CONVERTIBLE SECURED PROMISSORY NOTE


ISSUE AMOUNT                                                    U.S.  $10,000
FACE AMOUNT                                                     U.S.  $12,000
INTEREST RATE                                                    20% per year
ISSUANCE DATE                                                   June 29, 2010



FOR VALUE RECEIVED, Vital Products, Inc., a Delaware corporation (the "Company"), hereby promises to pay The Cellular Connection Ltd., an Ontario corporation, (the "Holder") the Face Amount, subject to further adjustment as described below, in such amounts, at such times and on such terms and conditions as are specified herein (this "Note").

Article 1.  Advancement and Fees

The Holder agrees to pay ten thousand dollars ($10,000) to the Company upon the issuance of this Note as an inducement fee.

Article 2.  Maturity

The Face Amount of this Note is payable June 28, 2011 (the "Maturity
Date").

Notwithstanding any provision to the contrary in this Note, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereof, in readily available funds at any time and from time to time without penalty ("Prepayment").

Article 3.  Interest

The outstanding Face Amount of the Note shall increase by 20% on June 28, 2011. The outstanding Face Amount of the Note shall increase by another 20% on June 28, 2012 and again on each one year anniversary of June 28, 2012 until the Note has been paid in full.

Article 4.  Collateral

The Holder may elect to secure a portion of the Company's assets not to exceed 200% of the Face Amount of the Note, including, but not limited to, accounts receivable, cash, marketable securities, equipment, building, land or inventory (the "Collateral").

Article 5.  Defaults and Remedies

Article 5.1.  Events of Default

An "Event of Default" or "Default" occurs if the Company does not pay the Face Amount of this Note within five (5) business days after the Maturity Date.

Upon the occurrence of an Event of Default, the Holder may:

* Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

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* Exercise all corporate rights with respect to the Collateral, including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, amalgamation, reorganization, recapitalization or other readjustment of the Company thereof, or upon the exercise by the Company of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

* Subject to any requirement of applicable law including, for greater certainty, the Personal Property Security Act (Ontario), sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Holder, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.


Article 5.2  Conversion Privilege

(a) The Holder shall have the right to convert the Note into shares of the Company's common stock (the "Common Stock") at any time prior to the Maturity Date. The number of shares of Common Stock issuable upon the conversion of the Note shall be determined pursuant to Article 5.3. Any fractional shares that occur as a result of conversion shall be rounded up or down, as the case may be, to the nearest whole share.

(b) In the event all or any portion of the Note remains outstanding on the Maturity Date (the "Residual Amount"), the unconverted portion of such Note will automatically be converted into shares of Common Stock on such date in the manner set forth in Article 5.3.

Article 5.3 Conversion Procedure.

(a) The Residual Amount may be converted, in whole or in part, any time and from time to time, prior to the Maturity Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Note to be converted together with a facsimile or original of the signed notice
    of conversion (the "Notice of Conversion").   The date on which the Notice
    of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Note to be converted is received by the Company within five (5) business days thereafter. At such time that the original Note has been received by the Company, the Holder can elect whether a reissuance of the Note is warranted, or whether the Company can retain the Note as a continual conversion by the Holder. Notwithstanding the above, any Notice of Conversion received on or after 4:00 P.M. EST shall be deemed to have been received the following business day (receipt being via a confirmation of the time such facsimile to the Company is received).

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(b) Common Stock to be Issued - Upon any conversion of the Note, and upon receipt by the Company or its attorney of a facsimile or original of the Holder's signed Notice of Conversion, the Company shall instruct its transfer agent to issue stock certificates without restrictive legends or stop transfer instructions, if at that time the aforementioned registration statement described in Article 5.1 has been declared effective (or with proper restrictive legends if the registration statement has not as yet been declared effective), in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. In the event that the Note is aged one year and deemed sellable under Rule 144, the Company shall, upon a Notice of Conversion, instruct the transfer agent to issue free trading certificates without restrictive legends, subject to other applicable securities laws. The Company is responsible for all costs associated with the issuance of the shares, including, but not limited to, fees associated with the opinion letter, FedEx of the certificates and any other costs that arise. The Company shall act as registrar and shall maintain an appropriate ledger containing the necessary information with respect to the Note. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely resold, except as may be set forth herein or subject to applicable law.

(c) Conversion Rate - The Holder is entitled to convert the Note, plus accrued interest, anytime prior to the Maturity Date, at 75% of the average of the lowest closing bid price during the fifteen (15) trading days immediately preceding the Conversion Date. No fractional shares or script representing fractions of shares will be issued upon conversion, but rather the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

(d) Nothing contained in the Note shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

(e) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The Holder shall be treated as a shareholder of record on the date Common Stock is issued to the Holder. If the Holder shall designate another person as the entity in the name of which the stock certificates issuable upon conversion of the Note are to be issued prior to the issuance of such certificates, the Holder shall provide to the Company evidence that either no tax shall be due and payable as a result of such transfer or that the applicable tax has been paid by the Holder or such person. Upon surrender of any Notes that are to be converted in part, the Company shall issue to the Holder a new Note equal to the unconverted amount, if so requested in writing by the Holder.

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(f) Within five (5) business days after receipt of the documentation referred to above in Article 5.2, the Company shall deliver a certificate for the number of shares of Common Stock issuable upon the conversion. In the event the Company does not make delivery of the Common Stock as instructed by the Holder within five (5) business days after the Conversion Date, then in such event the Company shall pay to the Holder one percent (1%) in cash of the dollar value of the amount remaining on the Note after said conversion, compounded daily, per each day after the fifth (5th) business day following the Conversion Date that the Common Stock is not delivered to the Holder.

    The Company acknowledges that its failure to deliver the Common Stock within five (5) business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Note a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages, and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Note.

(g) The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet conversion of the Note by the Holder of the entire amount of the Note then outstanding. If, at any time the Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by stockholders of the Company) available to effect, in full, a conversion of the Note
    (a "Conversion Default," the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Note requested to be converted but not converted (the "Unconverted Note") may be deemed null and void upon written notice sent by the Holder to the Company. The Company shall provide notice of such Conversion Default ("Notice of Conversion
    Default") to the Holder, by facsimile within three (3) business days of such default (with the original delivered by overnight mail or two day courier), and the Holder shall give notice to the Company by facsimile within five (5) business days of receipt of the original
    Notice of Conversion Default (with the original delivered by overnight mail or two day courier) of its election to either nullify or confirm the Notice of Conversion.

    The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect, in full, a conversion of the Note will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Note a provision for liquidated damages.

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(h) If, by the fifth (5th) business day after the Conversion Date of any portion of the Note to be converted (the "Delivery Date"), the transfer agent fails for any reason to deliver the Common Stock upon conversion by the Holder and after such Delivery Date, the Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") solely in order to make delivery in satisfaction of a sale of Common Stock by the Holder (the "Sold Shares"), which delivery such Holder anticipated to make using the Common Stock issuable upon conversion
    (a "Buy-In"), the Company shall pay to the Holder, in addition to any other amounts due to the Holder pursuant to this Note, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Holder will be $1,000.

(i) The Company shall defend, protect, indemnify and hold harmless the Holder and all of its shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the "Article 5.3(i) Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Article 5.3(i) Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Article 5.3(i) Indemnified Liabilities"), incurred by any
    Article 5.3(i) Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Note or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Note or any other certificate, instrument, or document contemplated hereby or thereby, (iii) any cause of action, suit, or claim brought or made against such Article 5.3(i) Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, or enforcement of the Note or any other certificate, instrument, or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Stock underlying the Note, or (v) the status of the Holder or holder of the Note as an investor in the Company, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission, or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Holder which is specifically intended by the Holder to be relied upon by the Company, including for use in the preparation of any such registration statement, preliminary prospectus, or prospectus, or is based on illegal trading of the Common Stock by the Holder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Holder may have, and any liabilities the Holder may be subject to.

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Article 6.  Mergers

    The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Note and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption. Failure to do so will constitute an Event of Default under this Note and the Holder may immediately seek to take actions as described under Article 5 of this Note.

Article 7.  Notices

    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

Article 8.  Time

    Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday in which the United States Stock Markets ("US Markets") are closed ("Holiday"), or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a Holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Note. A "business day" shall mean a day on which the US Markets are open for a full day or half day of trading.

Article 9.  No Assignment

    This Note shall not be assigned.

Article 10.  Rules of Construction

    In this Note, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Note are inserted for convenience of reference only, and they neither form a part of this Note nor are they to be used in the construction or interpretation hereof. Wherever, in this Note, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and, if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder.

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Article 11.  Governing Law

    The validity, terms, performance and enforcement of this Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Delaware applicable to agreements that are negotiated, executed, delivered and performed solely in the State of Delaware.

Article 12.  Waiver

    The Holder's delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Holder under this Note to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Note, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Note be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 13.  Senior Obligation

    The Company shall cause this Note and all other existing Notes with the Holder ("Holder's Debt") to be senior in right of payment to all other indebtedness of the Company.

Article 14.  Miscellaneous

(a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

(b) Neither this Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

(c) This Note may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Note by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Note by such party. Such facsimile copies shall constitute enforceable original documents.

(d) This Note represents the FINAL AGREEMENT between the Company and the Holder and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, there are no unwritten oral agreements among the parties.

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(e) The execution, delivery and performance of this Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws, or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the "Principal Market"), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

    Any misrepresentations shall be considered a breach of contract and Default under this Note and the Holder may seek to take actions as described under Article 5 of this Note.


                            [signature page follows]


IN WITNESS WHEREOF, the Company has duly executed this Note as of the Issuance Date first written above.


VITAL PRODUCTS, INC.                    The Cellular Connection Ltd.




By: /s/Michael Levine                   By: /s/Stuart Turk
---------------------                   --------------------
Name:  Michael Levine                   Name: Stuart Turk
Title:    CEO                           Title:   President


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